Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

Ameristar Casino Kansas City, LLC, d/b/a Ameristar Kansas City, Ameristar St. Charles, LLC, d/b/a Ameristar St. Charles, Belterra Resort Indiana, LLC, d/b/a Belterra Resort, OGLE HAUS, LLC, d/b/a Ogle Haus Inn, and PNK (Ohio), LLC, d/b/a Belterra Park (collectively, “The Properties”)
As of and for the Year Ended December 31, 2017
With Report of Independent Auditors

AMERISTAR KANSAS CITY, AMERISTAR ST. CHARLES,
BELTERRA RESORT AND BELTERRA PARK
TABLE OF CONTENTS

Report of Independent Auditors	3

Combined Financial Statements

Combined Statements of Operations	4
Combined Balance Sheet	5
Combined Statement of Changes in Members' Equity	6
Combined Statement of Cash Flows	7
Notes to Combined Financial Statements	8

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors of Pinnacle Entertainment, Inc.
We have audited the accompanying combined financial statements of Ameristar Kansas City, LLC, d/b/a Ameristar Kansas City, Ameristar St. Charles, LLC, d/b/a Ameristar St. Charles, Belterra Resort Indiana, LLC, d/b/a Belterra Resort, OGLE HAUS, LLC, d/b/a Ogle Haus Inn, and PNK (Ohio), LLC, d/b/a Belterra Park which comprise the combined balance sheet as of December 31, 2017, and the related combined statement of operations, changes in members’ equity and cash flows for the year then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. general accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ameristar Kansas City, LLC, Ameristar St. Charles, LLC, Belterra Resort Indiana, LLC, OGLE HAUS, LLC, and PNK (Ohio), LLC at December 31, 2017, and the combined results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Las Vegas, Nevada
October 9, 2018

AMERISTAR KANSAS CITY, AMERISTAR ST. CHARLES,
BELTERRA RESORT AND BELTERRA PARK
COMBINED STATEMENTS OF OPERATIONS
(amounts in thousands)

For the year ended December 31, 2017
Revenues:
Gaming	$592,470
Food and beverage	45,819
Lodging	14,674
Retail, entertainment and other	23,484
Total revenues	676,447
Expenses and other costs:
Gaming	323,197
Food and beverage	40,947
Lodging	7,655
Retail, entertainment and other	10,630
General and administrative	122,196
Depreciation	73,094
Write-downs, reserves and recoveries, net	2,290
Total expenses and other costs	580,009
Operating income	96,438
Interest expense, net	(88,173)
Income before income taxes	8,265
Income tax benefit	8,068
Net income	$16,333
See accompanying notes to the Combined Financial Statements.

AMERISTAR KANSAS CITY, AMERISTAR ST. CHARLES,
BELTERRA RESORT AND BELTERRA PARK
COMBINED BALANCE SHEET
(amounts in thousands)

December 31,
2017
ASSETS
Current Assets:
Cash and cash equivalents	$49,468
Accounts receivable, net of allowance for doubtful accounts of $1,187	10,247
Inventories	3,016
Prepaid expenses and other assets	3,817
Total current assets	66,548
Land, buildings and equipment, net of accumulated depreciation	965,314
Goodwill	159,783
Other intangible assets	195,600
Other assets	138
Total assets	$1,387,383
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$24,918
Accrued compensation	13,709
Accrued taxes	11,834
Current portion of long-term financing obligation	6,568
Other accrued liabilities	18,367
Total current liabilities	75,396
Long-term financing obligation less current portion	822,708
Deferred income taxes	2,559
Other long-term liabilities	3,815
Total liabilities	904,478
Members’ equity	482,905
Total liabilities and members’ equity	$1,387,383

See accompanying notes to the Combined Financial Statements.

AMERISTAR KANSAS CITY, AMERISTAR ST. CHARLES,
BELTERRA RESORT AND BELTERRA PARK
COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
(amounts in thousands)

	Paid-in Capital	Accumulated Deficit	Total
Balance as of January 1, 2017	$613,324	$(101,717)	$511,607
Share-based compensation	1,164	—	1,164
Capital distributions to Parent Company, net	(46,199)	—	(46,199)
Net income	—	16,333	16,333
Balance as of December 31, 2017	$568,289	$(85,384)	$482,905

See accompanying notes to the Combined Financial Statements.

AMERISTAR KANSAS CITY, AMERISTAR ST. CHARLES,
BELTERRA RESORT AND BELTERRA PARK
COMBINED STATEMENT OF CASH FLOWS
(amounts in thousands)

For the year ended December 31, 2017
Cash flows from operating activities:
Net income	$16,333
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	98
Depreciation	73,094
Loss on disposal of assets	2,281
Impairment of land, buildings, vessels, and equipment	9
Share-based compensation expense	1,164
Changes in income taxes	(8,068)
Changes in operating assets and liabilities:
Receivables, net	(3,184)
Prepaid expenses, inventories and other	(844)
Accounts payable, accrued expenses and other	6
Net cash provided by operating activities	80,889
Cash flows from investing activities:
Capital expenditures	(21,304)
Proceeds from sale of property and equipment	6
Net cash used in investing activities	(21,298)
Cash flows from financing activities:
Repayments under financing obligation	(13,256)
Capital distributions to Parent Company, net	(46,199)
Net cash used in financing activities	(59,455)
Change in cash and cash equivalents	136
Cash and cash equivalents at the beginning of the year	49,332
Cash and cash equivalents at the end of the year	$49,468

Supplemental Cash Flow Information:
Cash paid for interest	$88,189
Decrease in construction-related deposits and liabilities	$(590)

See accompanying notes to the Combined Financial Statements.

AMERISTAR KANSAS CITY, AMERISTAR ST. CHARLES,
BELTERRA RESORT AND BELTERRA PARK
NOTES TO COMBINED FINANCIAL STATEMENTS
Note 1-Basis of Presentation and Organization
The Properties are comprised of Ameristar Casino Kansas City, LLC, d/b/a Ameristar Kansas City (“Ameristar Kansas City”); Ameristar Casino St. Charles, LLC, d/b/a Ameristar St. Charles (“Ameristar St. Charles”); Belterra Resort Indiana, LLC, d/b/a Belterra Resort; OGLE HAUS, LLC, d/b/a Ogle Haus Inn (“Olge Haus” and collectively with Belterra Resort Indiana, LLC, “Belterra Resort”); and PNK (Ohio), LLC, d/b/a Belterra Park (“Belterra Park”); all of which are wholly-owned subsidiaries of Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle” or the “Parent Company”). Each of the entities comprising The Properties own and/or operate gaming, hospitality and entertainment businesses. References in these footnotes to “we,” “our” or “us” refer to The Properties, except where stated or the context otherwise indicates.
On December 17, 2017, Pinnacle entered into an Agreement and Plan of Merger (the “Penn National Merger Agreement”) with Penn National Gaming, Inc., a Pennsylvania corporation (“Penn National”), and Franchise Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Penn National (“Franchise Merger Sub”), providing for the merger of Franchise Merger Sub with and into Pinnacle (the “Proposed Company Sale”), with Pinnacle surviving the Proposed Company Sale as a wholly-owned subsidiary of Penn National.
On March 29, 2018, the shareholders of Penn National and stockholders of Pinnacle approved the Proposed Company Sale, including the approval by Penn National shareholders of the issuance of Penn National’s common stock in connection with the Proposed Company Sale. On October 3, 2018, the final required regulatory approvals necessary to complete the Proposed Company Sale were obtained. Subject to the satisfaction or waiver of the remaining customary conditions, the Proposed Company Sale is expected to close mid-October 2018; at which point, The Properties will be purchased by Boyd Gaming Corporation (“Boyd”) as a part of the sale of Pinnacle to Penn National.
The accompanying Combined Financial Statements as of and for the year ended December 31, 2017 include the accounts and transactions of the combined companies of Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The results for the period reflect all adjustments, which are of a normal recurring nature, that management considers necessary for a fair presentation of operating results.
All intercompany transactions and accounts within The Properties’ combined businesses have been eliminated in the presentation of the accompanying Combined Financial Statements. The accompanying Combined Financial Statements have been prepared from separate records maintained by the Parent Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if The Properties had been operated as an entity unaffiliated with the Parent Company. Portions of certain expenses represent allocations from the Parent Company. See Note 9, “Related-Party Transactions.”
Note 2-Summary of Significant Accounting Principles
Use of Estimates: The preparation of Combined Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the Combined Financial Statements, and (iii) the reported amounts of revenues and expenses during the reporting period. Estimates used by management included, among other things, the useful lives for depreciable assets; the allowance for doubtful accounts receivable; income tax provisions; the evaluation of the future realization of deferred tax assets; determining the adequacy of reserves for the mychoice guest loyalty program; cash flows in assessing the recoverability of long-lived assets, asset impairments, goodwill, and other intangible assets; and contingencies and litigation. Actual results may differ from these estimates.
Fair Value Measurements: Fair value measurements affect accounting and impairment assessments of long-lived assets, assets acquired in an acquisition, goodwill, and other intangible assets. Fair value measurements also affect the accounting for certain financial assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured according to a hierarchy that includes: “Level 1” inputs, such as quoted prices in an active market for identical assets or liabilities; “Level 2” inputs, which are observable inputs for similar assets; or “Level 3” inputs, which are unobservable inputs.
As of December 31, 2017, the carrying amounts of cash equivalents, accounts receivable and accounts payable approximated their estimated fair values due to the short-term nature of these instruments.

Cash and Cash Equivalents: Cash equivalents are highly liquid investments with an original maturity of three months or less at the date of purchase, are stated at the lower of cost or market value and are valued using Level 1 inputs. Book overdraft balances are included in “Accounts Payable” in the accompanying Combined Balance Sheet.
Concentrations: The Properties often carry cash and cash equivalents on deposit with financial institutions substantially in excess of federally-insured limits. However, the extent of losses to be sustained as a result of future financial institution failure, if any, is not currently subject to estimation.
Accounts Receivable: Accounts receivable consist of casino, hotel, automatic teller machines, cash advances and other receivables. At Ameristar Kansas City, Ameristar St. Charles and Belterra Resort, we extend casino credit to approved customers following investigations of creditworthiness. Accounts receivable are non-interest bearing and are initially recorded at cost. We have estimated an allowance for doubtful accounts of $1.2 million as of December 31, 2017 to reduce the receivables to their carrying amount, which approximates fair value. The allowance for doubtful accounts is estimated based upon, among other things, collection experience, customer credit evaluations and the age of the receivables. Bad debt expense totaled $0.1 million for the year ended December 31, 2017. The determination of when accounts are considered delinquent, including when write-offs of accounts are deemed uncollectible, are determined on a case-by-case basis. Losses to be sustained by The Properties in the event any receivables become uncollectible are limited to the carrying amount thereof, which is net of any related allowance.
Inventories: Inventories, which consist primarily of food, beverage and retail items, are stated at the lower of cost or net realizable value. Costs are determined using the first-in, first-out and the weighted average methods.
Land, Buildings, Vessels and Equipment: Land, buildings, vessels, and equipment are stated at cost. We capitalize the costs of improvements that extend the life of the asset. We expense repair and maintenance costs as incurred. Gains or losses on the disposition of land, buildings, vessels and equipment are included in the determination of income. We depreciate our land improvements; buildings and improvements; vessels; and furniture, fixtures and equipment using the straight-line method over the shorter of the estimated useful life of the asset or the related lease term, as follows:

Years
Land improvements	5 to 20
Buildings and improvements	10 to 35
Vessels	10 to 35
Furniture, fixtures and equipment	3 to 20
We review the carrying amounts of land, buildings, vessels and equipment used in operations whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from estimated future undiscounted cash flows expected to result from its use and eventual disposition. If the undiscounted cash flows exceed the carrying amount, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying amount, then an impairment charge is recorded based on the fair value of the asset.
The land, buildings, vessels and associated improvements used in the operations of Ameristar Kansas City, Ameristar St. Charles and Belterra Resort included in the Combined Balance Sheet are subject to the Master Lease (as defined in Note 3, “Master Lease Financing Obligation”) and are owned by Gaming and Leisure Properties, Inc. (“GLPI”), a Pennsylvania corporation and real estate investment trust. For further discussion, see Note 3, “Master Lease Financing Obligation.”
Goodwill and Other Intangible Assets: Goodwill consists of the excess of the acquisition cost over the fair value of the net assets acquired in business combinations and has been allocated to our reporting units. We consider each of The Properties to be separate reporting units, with the exception of Olge Haus, which we consider to be a part of the Belterra Resort reporting unit. Indefinite-lived intangible assets include gaming licenses and trade names for which it is reasonably assured they will continue to be renewed indefinitely. Goodwill and other indefinite-lived intangible assets are subject to an annual assessment for impairment during the fourth quarter (October 1st test date), or more frequently if there are indications of possible impairment. See Note 5, “Goodwill and Other Intangible Assets.”
Self-Insurance Accruals: The Properties are self-insured up to certain limits for costs associated with general liability, workers’ compensation and employee health coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, legal costs related to settling such claims and accruals of actuarial estimates of incurred but not reported claims. As of December 31, 2017, we had total self-insurance accruals of $6.1 million, which are included in “Total current liabilities” in the accompanying Combined Balance Sheet. In estimating these accruals, we consider historical loss experience and make judgments about the expected level of costs per claim. We believe the estimates of future liability are reasonable based upon our methodology; however, changes in health care costs, accident frequency and severity could materially affect the estimate for these liabilities.

Guest Loyalty Program: We offer incentives to our guests through our mychoice guest loyalty program (“mychoice program”). Under the mychoice program, guests earn points based on their level of play that may be redeemed for various benefits, such as cash back, dining, or hotel stays, among others. The reward credit balance under the mychoice program will be forfeited if the guest does not earn any reward credits over the prior six-month period. In addition, based on their level of play, guests can earn additional benefits without redeeming points, such as a car lease, among other items.
We accrue a liability for the estimated cost of providing these benefits as the benefits are earned. Estimates and assumptions are made regarding cost of providing the benefits, breakage rates, and the combination of goods and services guests will choose. We use historical data to assist in the determination of estimated accruals. Changes in estimates or guest redemption patterns could produce different results. As of December 31, 2017, we had accrued $4.8 million for the estimated cost of providing these benefits, which is included in “Other accrued liabilities” in the accompanying Combined Balance Sheet. As described below in “Recently Issued Accounting Pronouncements,” the accounting related to our guest loyalty programs was impacted by the adoption of ASC 606 (as defined below) during the first quarter 2018.
Income Taxes: Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are provided against deferred tax assets when it is deemed more likely than not that some portion or all of the deferred tax asset will not be realized within a reasonable time period. We assess tax positions using a two-step process. A tax position is recognized if it meets a “more likely than not” threshold, and is measured at the largest amount of benefit that has greater than a 50% chance of being realized. Uncertain tax positions are reviewed each balance sheet date. Liabilities recorded as a result of this analysis are classified as current or long-term based on the timing of expected payment.
Revenue Recognition: Gaming revenues consist of the net win from gaming activities, which is the difference between amounts wagered and amounts paid to winning patrons. Cash discounts and other cash incentives to customers related to gaming play are recorded as a reduction to gaming revenue. Food and beverage; lodging; and retail, entertainment, and other; operating revenues are recognized as products are delivered or services are performed. Advance deposits on lodging are recorded as accrued liabilities until services are provided to the customer. As described below in “Recently Issued Accounting Pronouncements,” the accounting related to our revenues, including complimentary revenues, was impacted by the adoption of ASC 606 during the first quarter 2018.
The retail value of food and beverage, lodging and other services furnished to guests on a complimentary basis is excluded from revenues as promotional allowances in calculating total revenues. The estimated costs of providing such promotional allowances are included in gaming expenses. Complimentary revenues that have been excluded from the accompanying Combined Statement of Operations for the year ended December 31, 2017 were as follows:

For the year ended December 31, 2017
(in millions)
Food and beverage	$30.5
Lodging	15.8
Retail, entertainment and other	3.7
Total complimentaries	$50.0
The estimated cost of providing complimentary food and beverage, lodging and other services, for the year ended December 31, 2017, was $39.8 million.
Gaming Taxes: We are subject to taxes based on gross gaming revenues in the jurisdictions in which we operate, subject to applicable jurisdictional adjustments. These gaming taxes are an assessment on our gaming revenues and are recorded as a gaming expense in the Combined Statement of Operations. These taxes totaled $181.4 million for the year ended December 31, 2017.
Leases: The Company has certain long-term lease obligations, including a ground lease at Belterra Resort and equipment. Rent associated with operating leases, excluding contingent rent, is expensed on a straight-line basis over the life of the lease beginning on the date of possession of the leased property. To the extent it is considered probable, contingent rent associated with operating leases is expensed as incurred. At lease inception, the lease term is determined by assuming the exercise of those renewal options that are reasonably assured. The lease term is used to determine whether a lease is capital or operating and is used to calculate the straight-line rent expense. Additionally, the depreciable life of capital lease assets and leasehold improvements is limited by the expected lease term if less than the useful life of the asset. Rent expenses are included in “General and administrative” in the accompanying Combined Statement of Operations.
Advertising Costs: We expense advertising costs the first time the advertising takes place. These costs are included in gaming expenses in the accompanying Combined Statement of Operations. These costs totaled $8.2 million for the year ended December 31, 2017.
Share-based Compensation: We measure the cost of awards of equity instruments to employees based on the grant-date fair value of the award. The grant-date fair value is determined by using either the Black-Scholes option-pricing model or performing a Monte Carlo simulation. The fair value, net of expected forfeitures, is amortized as compensation cost on a straight-line basis over the vesting period. Expected forfeitures are estimated at the time of each grant using historical information. Share-based compensation, which was $1.2 million for the year ended December 31, 2017, is included in “General and administrative” in the accompanying Combined Statement of Operations.
Write-downs, reserves and recoveries, net: During the year ended December 31, 2017, we recorded a net loss of $2.3 million, related primarily to disposals of furniture, fixtures and equipment at The Properties in the normal course of business.
Recently Issued Accounting Pronouncements: In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which introduced a new standard related to revenue recognition, ASC Topic 606, Revenue from Contracts with Customers (“ASC 606” or the “new revenue standard”). Under ASC 606, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. In addition, the new revenue standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASC 606 was to be adopted using either a full retrospective approach for all periods presented in the period of adoption or a modified retrospective approach. In July 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers - Deferral of the Effective Date, which deferred the implementation of ASC 606 to be effective for fiscal years beginning after December 15, 2017.
In March 2016, the FASB issued ASU No. 2016-08, Principal versus Agent Considerations, which clarified the implementation guidance on principal versus agent considerations in the new revenue standard pursuant to ASU No. 2014-09. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing, and in May 2016, the FASB issued ASU No. 2016-12, Narrow-Scope Improvements and Practical Expedients, which amended certain aspects of the new revenue standard pursuant to ASU No. 2014-09. In December 2016, the FASB issued ASU No. 2016-19 and ASU No. 2016-20, Technical Corrections and Improvements, which further clarified and corrected certain elements of ASC 606.
The Properties adopted ASC 606 during the first quarter 2018 using the modified retrospective approach to all contracts as of the date of initial application, which was January 1, 2018. We have concluded that the adoption of the new revenue standard principally affects (1) how we measure the liability associated with our mychoice program and (2) the classification and, as it relates to lodging, the measurement, of revenues and expenses between gaming; food and beverage; lodging; and retail, entertainment and other.
Under our mychoice program, guests earn points based on their level of play, which may be redeemed for various benefits, such as cash back, dining, or hotel stays, among others. Prior to the adoption of ASC 606, we determined our liability for unredeemed points based on the estimated costs of services or merchandise to be provided and estimated redemption rates. Upon adoption of ASC 606, points awarded under our mychoice program are considered a material right given to players based on their gaming play and the promise to provide points to players is required to be accounted for as a separate performance obligation. In addition, certain tier benefits associated with our mychoice program, represent material rights in a manner similar to player points, which results in such benefits constituting separate performance obligations. Therefore, ASC 606 requires us to allocate the revenues associated with the players’ activity between gaming revenue and the value of the points and certain tier benefits, if applicable. The measurement of the liability is based on the estimated standalone selling price of the points earned after factoring in the likelihood of redemption. The revenue associated with the points earned is now recognized in the period in which the points are redeemed.
In addition to the above, prior to the adoption of ASC 606, complimentary revenues pertaining to food and beverage; lodging; and retail, entertainment and other; were excluded from the Combined Statement of Operations and the estimated costs of providing such complimentary goods and services were included as gaming expenses in the Combined Statement of Operations. However, subsequent to the adoption of ASC 606, food and beverage, lodging and other services furnished to our guests on a complimentary basis are measured at the estimated standalone selling prices and included as revenues within food and beverage; lodging; and retail, entertainment and other; as appropriate, in the Combined Statement of Operations, which results in a corresponding decrease in gaming revenues. Furthermore, specifically as it relates to lodging, the transition from complimentary retail value to estimated standalone selling price increases the recorded amount of lodging complimentary revenue. Additionally, subsequent to the adoption of ASC 606, the costs of providing such complimentary goods and services were included as expenses within food and beverage; lodging; and retail, entertainment and other; as appropriate, in the Combined Statement of Operations, which results in a decrease in gaming expenses.
The amounts relating to promotional allowances and estimated costs of providing complimentary goods and services for the year ended December 31, 2017, are presented tabularly in “Revenue Recognition” above. Lastly, the cumulative effect adjustment to our accumulated deficit upon adoption of ASC 606 is $0.9 million. Adoption of the new revenue standard also results in additional revenue-related disclosures in the footnotes to our Combined Financial Statements.
In February 2016, the FASB issued ASU No. 2016-02, Recognition and Measurement of Leases, which introduced a new standard related to lease recognition, ASC Topic 842, Leases (“ASC 842” or the “new lease standard”). In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, which clarified and corrected certain elements of the new lease standard, and ASU No. 2018-11, Targeted Improvements to Topic 842, Leases, which introduced a transition option for all entities and an option for lessors to combine lease and non-lease components. Entities may apply a modified retrospective transition approach for leases existing at, or entered into after, either (1) the beginning of the earliest comparative period presented in the financial statements or (2) the date of adoption. If an entity chooses the latter, a cumulative-effect adjustment would be recorded to beginning retained earnings as of the adoption date.
Under ASC 842, for all leases (with the exception of short-term leases), at the commencement date, lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new lease standard, lessor accounting is largely unchanged. Further, ASC 842 simplifies the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and liabilities, which no longer provides a source for off balance sheet financing.
The Properties currently anticipate adopting this accounting standard during the first quarter 2019. Operating leases, including our ground lease at Belterra Resort, will be recorded on our Combined Balance Sheet as a right-of-use asset with a corresponding lease liability, which will represent the present value of the lease payments to be made over the lease term. Although the full qualitative and quantitative effects of these changes have not yet been determined and are still being analyzed, the adoption of ASC 842 will increase “Total assets” and “Total liabilities” in our Combined Balance Sheet.
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which simplified several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. We adopted this guidance during the first quarter 2017 and it did not have a material impact on our Combined Financial Statements. In adopting this guidance, the Properties made an accounting policy election to continue to estimate the number of awards that are expected to vest as opposed to accounting for forfeitures as they occur.
In June 2016, the FASB issued ASU No. 2016-13, Accounting for Credit Losses, which amends the guidance on the impairment of financial instruments. This update adds an impairment model (known as the current expected credit losses model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes, as an allowance, its estimate of expected credit losses. The effective date for this update is for the annual and interim periods beginning after December 15, 2019 and early adoption is permitted beginning after December 15, 2018. We are currently evaluating the impact of adopting this new guidance on our Combined Financial Statements.
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, which amended the current accounting standard to add or clarify guidance on the classification of certain cash receipts and payments in the statement of cash flows in order to reduce the diversity in practice of certain types of cash flows where consistent principles previously did not exist. Further, in November 2016, the FASB issued No. 2016-18, Statement of Cash Flows: Restricted Cash, which amended the existing accounting standard to require the statement of cash flows explain the change during the period in total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents, which was intended to reduce the diversity in practice caused by the lack of specificity in the existing accounting standard regarding the classification and presentation of changes in restricted cash or restricted cash equivalents. We adopted this guidance during the first quarter 2018 using a retrospective transition approach and it did not have a material impact on our Combined Financial Statements.
In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which amended the guidance of the definition of a business, which affected many areas of accounting including acquisitions, disposals, goodwill and consolidation. We adopted this guidance during the first quarter 2018 using a prospective transition approach and it did not have a material impact on our Combined Financial Statements.
In January 2017, the FASB issued ASU No. 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments-Equity Method and Joint Ventures (Topic 323), which adds and amends the SEC paragraphs pursuant to staff announcements at the September 22, 2016 and November 17, 2016 Emerging Issues Task Force meetings. Principally, this

ASU is responsive to the requirement to disclose the impact that recently issued accounting standards will have on the financial statements of a registrant when such standards are adopted in a future period. This guidance, which was effective immediately, did not have a material impact on our Combined Financial Statements.
In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplified the complexity and cost of performing interim and annual assessments for impairment of goodwill by eliminating the requirement to perform Step 2 of the impairment test. Thereby, companies were no longer required to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, a company should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. A company should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit and after consideration of income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit, if applicable. We adopted this guidance during the first quarter 2017 using a prospective transition approach.
In May 2017, the FASB issued ASU No. 2017-09, Scope of Modification Accounting, which provided clarity and intended to reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation-Stock Compensation. More specifically, ASU No. 2017-09 provided guidance on which changes to the terms and conditions of a share-based payment award require an entity to apply modification accounting. We adopted this guidance during the first quarter 2018 using a prospective transition approach and it did not have a material impact on our Combined Financial Statements.
In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842), which makes amendments to the SEC paragraphs pursuant to the staff announcement at the July 20, 2017 Emerging Issues Task Force meeting and rescinds prior SEC staff announcements and observer comments. To the extent this guidance is applicable, it is effective immediately. As discussed above, as of December 31, 2017, the Properties had not yet adopted ASC Topics 606, Revenue from Contracts with Customers, and 842, Leases; however, ASC 606 was adopted by the Properties during the first quarter 2018. The guidance applicable to the Properties in this ASU did not have a material impact on our Combined Financial Statements.
In March 2018, the FASB issued ASU No. 2018-05, Income Taxes (Topic 740), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This ASU adds various SEC paragraphs pursuant to the issuance of the December 2017 SEC Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which was effective immediately. The SEC issued SAB 118 to address concerns about reporting entities’ ability to timely comply with the accounting requirements to recognize all of the effects of the new tax legislation, commonly referred to as The Tax Cuts and Jobs Act (the “Tax Act”) in the period of enactment. SAB 118 allows disclosure that timely determination of some or all of the income tax effects from the Tax Act are incomplete by the due date of the financial statements and, if possible, to provide a reasonable estimate. For more information, see Note 7, “Income Taxes.”
A variety of proposed or otherwise potential accounting standards are currently under review and study by standard-setting organizations and certain regulatory agencies. Given the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of any such proposed or revised standards would have on the Combined Financial Statements.

Note 3-Master Lease Financing Obligation
On April 28, 2016, the Parent Company entered into a triple-net master lease agreement with GLPI (“Master Lease”), which covers 14 facilities in total, including Ameristar Kansas City, Ameristar St. Charles and Belterra Resort. Immediately preceding and in contemplation of the Master Lease, the real property assets associated with the 14 facilities were sold by the Parent Company to GLPI. The Parent Company determined that the transactions with GLPI on April 28, 2016 did not qualify for sale-leaseback accounting pursuant to ASC Topic 840, Leases. Therefore, the Master Lease is accounted for as a financing obligation and the facilities remain on the Combined Balance Sheet.
The financing obligation at the Parent Company was calculated based on the future minimum lease payments discounted at 10.5%. For purposes of calculating the financing obligation, beginning in the third year of the lease, the percentage rent (discussed below) was excluded since the payment was contingent upon the achievement of future financial results. The discount rate represented the estimated incremental borrowing rate of the Parent Company over the lease term of 35 years, which included renewal options that were reasonably assured of being exercised, at lease inception. Lease payments determined to be contingent at lease inception, such as the annual escalation of the building base rent (discussed below) and the percentage rent, are expensed as incurred and included in “Interest expense, net,” in our Combined Statement of Operations.

For purposes of these financial statements, The Properties have been allocated a pro rata share of the Parent Company’s financing obligation, which was determined to be $850.8 million at lease inception based on the proportion of The Properties trailing twelve month (“TTM”) earnings before interest expense, depreciation and amortization (“EBITDA”) to the aggregate TTM EBITDA of the facilities subject to the Master Lease at lease inception.
The Master Lease has an initial term of 10 years with five subsequent, five-year renewal periods at our option. The rent, which is payable in monthly installments, is comprised of base rent, which includes a land and a building component, and percentage rent. The land base rent is fixed for the entire lease term. The building base rent is subject to an annual escalation of up to 2%, depending on the Adjusted Revenue to Rent Ratio (as defined in the Master Lease) of 1.8:1. The percentage rent, which was fixed for the first two years, will be adjusted every two years to establish a new fixed amount for the next two-year period. Each new fixed amount will be calculated by multiplying 4% by the difference between (i) the average net revenues for the trailing two-year period and (ii) $1.1 billion.
As of December 31, 2017, the annual rent payment under the Master Lease for the Parent Company was $382.8 million, which was comprised of the land base rent, the building base rent and the percentage rent, which were $44.1 million, $294.6 million and $44.1 million, respectively. Effective the beginning of May 2018, the building base rent increased as a result of the annual escalation, and the percentage rent, which reset for the third and fourth years of the Master Lease, decreased, resulting in a net annual increase of $4.7 million. As a result, beginning in May 2018, the annual rent under the Master Lease for the Parent Company was $387.5 million, which was comprised of the land base rent, the building base rent and the percentage rent, which were $44.1 million, $300.4 million and $43.0 million, respectively.
On an allocated basis, as of December 31, 2017, the annual rent payment attributable to The Properties was $101.9 million and increased to $103.2 million beginning in May 2018. The annual rent payment has been allocated based on the proportion of The Properties TTM EBITDA to the aggregate TTM EBITDA of the facilities subject to the Master Lease at lease inception.
Total lease payments under the Master Lease for The Properties were as follows:

For the year ended December 31, 2017
(in millions)
Reduction of financing obligation	$13.3
Interest expense attributable to financing obligation	88.2
Total lease payments under the Master Lease	$101.5

Note 4-Land, Buildings and Equipment
The following table presents a summary of land, buildings and equipment:

For the year ended December 31, 2017
(in millions)
Land, buildings and equipment	$109.4
Buildings and improvements	1,037.6
Equipment, furniture and fixtures	218.5
Construction in progress	5.9
Land, buildings and equipment, gross	1,371.4
Less: accumulated depreciation	(406.1)
Land, buildings and equipment, net	$965.3

The land, buildings, vessels and associated improvements used in the operations of Ameristar Kansas City, Ameristar St. Charles and Belterra Resort included in the Combined Balance Sheet are subject to the Master Lease and are owned by GLPI. For further discussion, see Note 3, “Master Lease Financing Obligation.”

Note 5-Goodwill and Other Intangible Assets
The following table sets forth changes in the carrying amount of goodwill and other intangible assets:

	For the year ended December 31, 2017
		Weighted Average Remaining Useful Life (in years)	Gross Carrying Amount	Cumulative Impairment Losses	Intangible Assets, Net
			(in millions)
Goodwill		Indefinite	$284.3	$(124.5)	$159.8
	1,037.6
Indefinite-lived Intangible Assets:	218.5
Gaming licenses	5.9	Indefinite	252.0	(113.0)	139.0
Trade names		Indefinite	67.0	(10.4)	56.6
			319.0	(123.4)	195.6
Total Goodwill and Other Intangible Assets			$603.3	$(247.9)	$355.4

Note 6-Lease Obligations
Master Lease Financing Obligation: The future minimum lease payments related to the Master Lease financing obligation and allocated to The Properties, as of December 31, 2017, were as follows (amounts in millions):

Period:
2018	$92.5
2019	88.7
2020	88.7
2021	88.7
2022	88.7
Thereafter	2,511.4
Total minimum lease payments	2,958.7
Less: amounts representing interest at 10.5%	(2,172.2)
Plus: residual value	42.8
Present value of future minimum lease payments	829.3
Less: current portion of financing obligation	(6.6)
Long-term portion of financing obligation	$822.7
Operating Leases: The Properties have certain long-term operating lease obligations. Minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2017 were as follows (amounts in millions):

Period:
2018	$2.1
2019	1.7
2020	1.7
2021	1.8
2022	1.8
Thereafter	59.6
$68.7

Total rent expense for these long-term lease obligations totaled $2.4 million for the year ended December 31, 2017.
The Belterra Resort land lease currently provides for minimum lease payments of $1.5 million per annum, plus 1.5% of gross gaming win (as defined in the lease agreement) in excess of $100.0 million.

We are a party to a number of cancelable slot participation and some table game participation arrangements that are customary for casino operations. The slot arrangements generally consist of either a fixed-rent agreement on a per day basis or a percentage of each slot machine’s gaming revenue, generally payable at month end. Slot and table game participation fees included in the Combined Statement of Operations were $7.2 million for the year ended December 31, 2017.

Note 7-Income Taxes
New tax legislation, commonly referred to as The Tax Cuts and Jobs Act (the “Tax Act”), was enacted on December 22, 2017. The Tax Act significantly revised U.S. corporate income tax law to, among other things, reduce the federal corporate income tax rate. ASC Topic 740, Income Taxes (“ASC 740”), requires companies to recognize the effect of tax law changes in the period of enactment even though the effective date for most provisions is for tax years beginning after December 31, 2017, or in the case of certain other provisions, January 1, 2018.
As noted above, the Tax Act permanently reduced the federal corporate income tax rate from 35% to 21%, effective January 1, 2018, which required, in part, a revaluation of our deferred tax assets and liabilities as of December 31, 2017. The Tax Act also granted indefinite carry-forward of net operating losses generated on or after January 1, 2018. As a result of the revaluation of our deferred tax assets and liabilities, the change in the net operating loss carry-forward rules, and other provisions of the Tax Act, during the year ended December 31, 2017, we recorded a one-time tax benefit of $11.7 million.
As previously noted, the gaming facilities leased from GLPI are presented on The Properties’ Combined Balance Sheet at historical cost, net of accumulated depreciation, and the Master Lease is accounted for as a financing obligation. However, for federal and state income tax purposes, the Master Lease is considered an operating lease. As such, The Properties do not recognize any tax bases in the leased gaming facilities, which creates basis differences that give rise to deferred income taxes.
The composition of our income tax benefit (expense) for the year ended December 31, 2017 was as follows:

	Current	Deferred	Total
	(in millions)
Year ended December 31, 2017
U.S. Federal	$—	$9.6	$9.6
State	(1.6)	0.1	(1.5)
	$(1.6)	$9.7	$8.1

The following table reconciles our effective income tax rate from operations to the federal statutory tax rate:

	For the year ended December 31, 2017
	Percent	Amount
	(in millions, except for tax rates)
Federal income tax benefit (expense) at the statutory rate	35.0%	$(2.9)
State income taxes, net of federal tax benefits	12.3%	(1.0)
Change in valuation allowance	(14.6)%	1.2
Non-deductible expenses and other	5.4%	(0.4)
Tax Act	(135.7)%	11.2
Income tax benefit (expense) from operations	(97.6)%	$8.1

As of December 31, 2017, deferred income tax assets (liabilities) consisted of the following:

December 31, 2017
(in millions)
Deferred tax assets:
Workers’ compensation insurance reserve	$0.6
Allowance for doubtful accounts	0.3
Legal and merger costs	0.6
Federal net operating loss carry-forwards	1.4
State net operating loss carry-forwards	0.2
Share-based compensation expense	0.4
Intangible assets	13.5
Master Lease	200.6
Accruals, reserves and other	1.8
Less: valuation allowance	(32.1)
Total deferred tax assets	187.3
Deferred tax liabilities:
Prepaid expenses	(0.8)
Land, buildings, vessels and equipment, net	(189.1)
Total deferred tax liabilities	(189.9)
Net deferred tax liabilities	$(2.6)

As of December 31, 2017, we continue to provide a full valuation allowance against deferred tax assets for all jurisdictions except for certain states, where the deferred tax assets are more likely than not to be realized. In evaluating the need for a valuation allowance, we consider all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, forecasts of future taxable income, and tax planning strategies. We have a cumulative U.S. pretax accounting loss for the years 2015 through 2017. Considering all available evidence both positive and negative, and in light of the cumulative losses in recent years, we determined that a full valuation allowance was appropriate.
As of December 31, 2017, The Properties had $6.5 million of federal net operating loss carryforwards (“NOLs”), which begin to expire in 2037, and $5.2 million of state NOLs, predominantly in Missouri, which begin to expire in 2027.
As of December 31, 2017, The Properties had $3.5 million of uncertain tax benefits that, if recognized, would impact the effective tax rate. There was no significant activity related to uncertain tax benefits during the year ended December 31, 2017. In addition, no interest or penalties were accrued for or incurred during the year ended December 31, 2017.

Note 8-Employee Benefit Plans
Share-Based Compensation: The Parent Company maintains the 2016 Equity and Performance Incentive Plan (the “2016 Plan”), which provides for the granting of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock unit awards and dividend equivalents to directors, employees, consultants and/or advisors of the Parent Company.
The share-based compensation expense directly charged by the Parent Company to The Properties for their employees’ participation in the 2016 Plan was $1.2 million for the year ended December 31, 2017, which is included in “General and administrative” in the Combined Statement of Operations.
401(k) Plan: The Parent Company maintains the Pinnacle Entertainment, Inc. 401(k) Investment Plan (the “401(k) Plan”). The 401(k) Plan is an employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, and is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986. Participants of the 401(k) Plan may contribute up to 100% of pretax income, subject to the legal limitation ($18,000 for 2017). In addition, participants who are age 50 or older may make an additional contribution to the 401(k) Plan, commonly referred to as a “catch- up” contribution ($6,000 for 2017). The Parent Company considers discretionary matching contributions under the 401(k) Plan, which vest ratably over four to five years. The match formula is 50% up to 3% of eligible compensation for all eligible participants. For the year ended December 31, 2017, matching contributions to the 401(k) Plan pertaining to The

Properties totaled $0.9 million.
Note 9-Related-Party Transactions
Corporate Expenses: Certain corporate expenses have been allocated to The Properties from the Parent Company for purposes of these financial statements based on The Properties’ pro rata share of the Parent Company’s consolidated net revenues. The corporate expense allocation to The Properties for the year ended December 31, 2017 was $21.4 million and is included in “General and administrative” in the Combined Statement of Operations.
Cash Activity with the Parent Company and Affiliates: Cash transfers to and from the Parent Company are made based upon the needs of The Properties to fund daily operations, including accounts payable and payroll, as well as capital expenditures.
Note 10-Commitments and Contingencies
The Properties are party to various pending legal proceedings. Management does not expect that the outcome of such proceedings, either individually or in the aggregate, will have a material effect on The Properties’ financial position, cash flows or results of operations.
The Properties’ operations are dependent on the continued licensability and qualifications of The Properties. Such licensing and qualifications are reviewed periodically by the gaming authorities in Missouri, Indiana and Ohio, as applicable.
Note 11-Subsequent Events
Subsequent events were evaluated through October 9, 2018, which is the date the Combined Financial Statements were available to be issued.